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                                                                    EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

         Each of the undersigned directors of ScanSoft, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Paul A. Ricci, Stuart Patterson and David Gerth, and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to shares of common stock of the Company issuable under the ScanSoft, Inc. 2000 Nonstatutory Stock Plan, Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan, ScanSoft, Inc. 2003 Stock Plan, and the ScanSoft, Inc. Stand-Alone Option Agreement (a), and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of September, 2003.


         /s/ Paul A. Ricci                     /s/ Stuart Patterson
    -----------------------------            --------------------------
           Paul A. Ricci                         Stuart Patterson

        /s/ Robert G. Teresi                   /s/ Katharine A. Martin
    -----------------------------            --------------------------
         Robert G. Teresi                       Katharine A. Martin

      /s/ Robert J. Frankenberg                  /s/ Mark B. Myers
    -----------------------------            --------------------------
       Robert J. Frankenberg                      Mark B. Myers

        /s/ Robert Finch                           /s/ John Freker
    -----------------------------            --------------------------
          Robert Finch                               John Freker